Exhibit 23.2

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Consent of Independent Registered Public Accounting Firm

Kearny Financial Corp.

Fairfield, New Jersey

We hereby consent to the incorporation by reference in the proxy statement/prospectus constituting a part of this Pre-Effective Amendment to the Registration Statement on Form S-4 of our report dated August 29, 2017, relating to the consolidated financial of Kearny Financial Corp. and Subsidiaries appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2019.

We also consent to the reference to us under the caption “Experts” in the proxy statement/prospectus.

/s/ BDO USA, LLP

New York, New York

April 6, 2020

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.